AMENDMENT NO. 21

TO

FIRST AMENDED AND RESTATED

MASTER DISTRIBUTION AGREEMENT

This Amendment (the “Amendment”) dated April 29, 2013, amends The First Amended and Restated Master Distribution Agreement (the “Agreement”), dated as of July 16, 2001, by and between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust and Invesco Distributors, Inc., a Delaware corporation.

WHEREAS, the parties desire to amend the Agreement to change the names of Invesco Van Kampen V.I. American Franchise Fund to Invesco V.I. American Franchise Fund, Invesco Van Kampen V.I. American Value Fund to Invesco V.I. American Value Fund, Invesco Van Kampen V.I. Comstock Fund to Invesco V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund to Invesco V.I. Equity and Income Fund, Invesco Van Kampen V.I. Growth and Income Fund to Invesco V.I. Growth and Income Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund to Invesco V.I. Mid Cap Growth Fund and Invesco Van Kampen V.I. Value Opportunities Fund to Invesco V.I. Value Opportunities Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

FIRST AMENDED AND RESTATED

MASTER DISTRIBUTION AGREEMENT

OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SERIES I SHARES	SERIES II SHARES

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Value Opportunities Fund	Invesco V.I. Value Opportunities Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Core Equity Fund
Invesco V.I. Diversified Income Fund	Invesco V.I. Diversified Income Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. Global Real Estate Fund
Invesco V.I. Government Securities Fund	Invesco V.I. Government Securities Fund
Invesco V.I. High Yield Fund	Invesco V.I. High Yield Fund
Invesco V.I. International Growth Fund	Invesco V.I. International Growth Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund	Invesco V.I. Money Market Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund	Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund	Invesco V.I. Utilities Fund
Invesco V.I. Diversified Dividend Fund	Invesco V.I. Dividend Growth Fund
Invesco V.I. High Yield Securities Fund	Invesco V.I. High Yield Securities Fund
Invesco V.I. S&P 500 Index Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Equally Weighted S&P 500 Fund	Invesco V.I. Equally Weighted S&P 500 Fund
Invesco V.I. American Franchise Fund	Invesco V.I. American Franchise Fund
Invesco V.I. Comstock Fund	Invesco V.I. Comstock Fund
Invesco V.I. Equity and Income Fund	Invesco V.I. Equity and Income Fund
Invesco V.I. Global Core Equity Fund	Invesco V.I. Global Core Equity Fund
Invesco V.I. Growth and Income Fund	Invesco V.I. Growth and Income Fund
Invesco V.I. Mid Cap Growth Fund	Invesco V.I. Mid Cap Growth Fund
Invesco V.I. American Value Fund	Invesco V.I. American Value Fund”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Gursh Kundan
	Assistant Secretary		Gursh Kundan
Executive Vice President

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